UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 27, 2026

Date of Report (Date of earliest event reported)

AiRWA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

74 E. Glenwood Ave., #320

Smyrna, DE 19977

(Address of principal executive offices, including Zip Code)

(646) 453-0678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	YYAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 27, 2026, AiRWA Inc. (the “Company”) entered into a share purchase agreement (the “Share Purchase Agreement”) with Nova Innovation Tech Ltd, a BVI company (the “Seller”), to acquire all the share capital of Oceancrest Investment Holdings Limited, a BVI holding company (the “Holding Company”), which owns 97% of Hongkong Best Life Trade Co., Limited, a Hong Kong operating company (the “Target”), for $50 million (the “Base Consideration”), payable in USDT (Tether) or cash, with additional earn-out amounts payable if the Target achieves specified revenue targets (the “Transaction”).

The Target is a company historically focused on the import and export of consumer and commercial goods between Japan, Hong Kong, and mainland China. The company also operates through a recent subsidiary in the United Kingdom and is in the process of establishing wholly owned subsidiaries in the United States, Canada, and New Zealand to further expand its international footprint.

Within five business days of signing the Share Purchase Agreement, AiRWA will pay $30 million and receive all of the shares of the Holding Company, giving it a 97% equity interest in the Target. Within 90 days of that payment, AiRWA will pay the Seller the balance of the $50 million Base Consideration. If the Target achieves gross revenue of $10 million for the fiscal year ending December 31, 2026, the Company will make an earn-out payment of $30 million, and if it achieves gross revenue of $25 million for the fiscal year ending December 31, 2027, the Company will make an earn-out payment of $50 million.

The closing of the Transaction is subject to customary conditions set forth in the Share Purchase Agreement.

The foregoing description of the Share Purchase Agreement is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which is filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 7.01 Regulation FD Disclosure

On July 27, 2026, the Company issued a press release related to the information described in Item 1.01 above. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1, attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description
10.1	Share Purchase Agreement, dated July 27, 2026, by and between AiRWA Inc., Hongkong Best Life Trade Co., Limited and Nova Innovation Tech Ltd
99.1	Press Release dated July 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s ability to regain compliance with Nasdaq listing standards or receive additional time from Nasdaq to regain compliance if necessary. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based on the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AiRWA INC.
a Delaware corporation

Dated: July 27, 2026	By:	/s/ Thomas Tarala
Thomas Tarala Chief Executive Officer